Exhibit 99.1
September 30, 2024 Lafayette Square USA, Inc.

2 Important Information

3

4 Impact = Services + Capital Note: Please refer to Slide 24 and 25 for accompanying important information regarding additional disclosures and sources. There can be no guarantee that future outcomes will match historical outcomes.

Worker Solutions Worker Solutions is Lafayette Square's managerial assistance platform designed to connect portfolio companies with enhanced benefits to improve recruitment, retention, and productivity. We support portfolio companies through: • Incentives, including provider discounts negotiated on behalf of portfolio companies • Analytics on human capital trends and benefits utilization • Services for employers through vetted third-party solutions providers • Consultation for portfolio company management teams and HR leaders 5 ® ®

Recent Developments by Place © 2024 Mapbox © OpenStreetMap LMI Tract LMI Non LMI NA Three new investments were made this quarter, adding three new locations to the BDC's geographical dispersion. LC Hospitality LLC • Lake Charles, LA Capital City LLC • Arnold, MD 3360 Frankford LLC • Philadelphia, PA 6

Trends in Working Class Targeted Investments [19 – 20] Please refer to Slide 25 for footnote references in the tables and charts above. 1958 Small Business Investment Act 2030 Goal: increase employment opportunities (by helping businesses create and/or retain 100,000 working class jobs, and 150,000 jobs overall) Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 0K 5K 10K 15K Total Jobs [19] 17,378 ▲ 11 (0.1%) QoQ Total Working Class Jobs 6,992 ▼ 10 (0.1%) QoQ Median In-Portfolio Worker Income [20] LMI: $42K $- (0%) QoQ 1977 Community Reinvestment Act 2030 Goal: invest at least 50% of our portfolio in borrowers who are either located in working class communities or are substantial employers of working class people Underserved Area or Substantial Employer 61% Lead Agent Transactions 60% All Transactions 50% Target 50% Target 60% of our portfolio is invested in borrowers either located in underserved communities or that are substantial employers of low-to-moderate-income people. New investment in a women-led, minority-owned local DC business as the BDC's first loan issued under its new SSBIC license. New portco additions in the Gulf Coast (Louisiana), Mid-Atlantic (Maryland) and Empire (Pennsylvania) regions. 7

Expanding the Footprint of Worker Solutions 1980 Small Business Investment Incentive Act 2030 Goal: 50% borrowers adopting our Third-Party Solution Providers Borrower Adoption Rate 37% 28% 50% Target 50% Target 4,545 Workers w Access to Services 2,480 Total Workers Served Employee Turnover [21] Health Care Participation [22] Retirement Plan Participation [23] 42% National Average 53% 36% National Average 45% 11% National Average 12% Employee Turnover Health Care Participation Retirement Plan Participation 10% National Average 12% 42% National Average 46% 51% National Average 53% Q3 2024 Q2 2024 Workers Served has increased to 2,480 versus 2,410 in Q2 2024. A total of six Third-Party Solution Providers and six HR policy changes have been deployed across the portfolio. Workers Solutions has provided managerial assistance to companies and projects affiliated with our portfolio companies. This includes providing credit building services to 1 residential property where 433 tenants have enrolled in credit building services out of a total of 436 residents (99.3% uptake). [21 – 23] Please refer to Slide 25 for footnote references in the tables and charts above. Lead Agents Transactions All Transactions 8 ▼ 13 (0.2%) QoQ ▲ 70 (3%) QoQ ® ®

Information as of September 30, 2024. Our current portfolio lends to businesses across a variety of sectors, with locations in eight of our ten Target Regions. The map illustrates (to the extent we have the information from portfolio companies) the location of portfolio company headquarters and where portfolio company employees work in comparison to LMI and non-LMI census tracts. Worker Solutions Dashboard NM MN WA MO WV MD WY MT MA ME MS OR NH OH ND AR NV GA UT NY NE OK NC VA CO TN WI DE SD PA CA MI AZ KY NJ KS TX SC LA AL IN FL ID IA IL Employee Locations of Lafayette Square Portfolio Companies HR Policy Changes Impact Allies Deployed Total Total Global K9 Protection Group, LLC Zero Waste Recycling, LLC Break The Floor Productions LLC Direct Digital Holdings, Inc. Standard Real Estate Investments Rotolo Consultants, Inc. Best Friends Pet Care, Inc. 1 1 1 2 3 1 5 14 1 1 1 2 0 1 2 8 0 0 0 0 3 0 3 6 Solutions Deployed by Portfolio Companies Solution Provider Portfolio Companies Sunny Day Fund Solutions Inc. HoneyBee Vault Neighborhood Trust Financial Partners Esusu Financial Inc Boom Pay, Inc. 1 1 1 1 2 2 Solution Providers Deployed 9 ®

Description (Bod Worker Solutions Result) Solution Name Type Outputs Worker Solutions Intended Outcomes Zero-interest emergency loans Honeybee Third-Party 55 employees (26% upta.. 58 employees (24% upta.. 1 1 Note: - Worker Solutions Intended Outcomes refer to metrics reported to and/or measured by Lafayette Square - HR Policy Changes: The number in parentheses indicates that the portfolio company has deployed three HR policy changes. Worker Solutions Results Zero-interest emergency loans Honeybee Third-Party 58 employees (24% uptake) Prevented debt Portfolio Company #1 Education benefits Summer Third-Party N/A Increased savings Reduced debt One-on-one financial coaching TrustPlus Third-Party 7 employees (7% uptake) Improved credit Increased savings Reduced debt Portfolio Company #2 Emergency savings benefits Sunny Day Fund Third-Party 67 employees (7% uptake) Increased savings Portfolio Company #3 Credit-building through rent payments Boom Null 43 employees (7% uptake) Emergency savings benefits Sunny Day Fund Third-Party 51 employees (8% uptake) HR Policy Changes - healthcare, retirement, and other HR Policy Change (3) HR Policy Changes - Improved credit Increased savings Increased Benefits Participation Portfolio Company #4 Zero-interest emergency loans Honeybee Third-Party 84 employees (8% uptake) Prevented debt Portfolio Company #5 Credit-building through rent payments Esusu Third-Party 433 tenants (99.3% uptake) Improved credit Portfolio Company #6 HR Policy Changes - healthcare, retirement, and other HR Policy Change (3) HR Policy Changes - Increased Benefits Participation Portfolio Company #7 10 ® ® ®

Worker Solutions : Third Party Liquidity Solution Providers Engagement Snapshot[1] Lafayette Square currently does not receive any compensation for the recommendation to use Third Party Solution Providers. However, we may offer portfolio companies a small stepdown on financing costs if they engage a Third Party Solution Provider and/or adopt certain other designations (such as B-Corporation status) or human capital advice, and in some cases, will negotiate discounts for them on the services provided by Third Party Solution Providers. [1] Data as of September 30, 2024, provided by Third Party Solution Providers and not part of the data Lafayette Square receives directly from its portfolio companies. This data reflects cumulative, all-time results from Third Party Solution Providers for Lafayette Square portfolio companies throught Q3, 2024. [2] Savings relative to high-cost lending products calculated by using the average payday loan APR (~400%), average portfolio company worker loan amount of $240, and an assumed 5-mouth repayment period (the average time it takes to repay payday loans.) https://www.incharge.org/debt-relief/how-payday-loans-work/ [3] This testimonial was provided by a portfolio company employee to a Third Party Solution Provider as part of a non-compensated, optional, feedback form. Emergency Savings: $4,543 in emergency savings for portfolio company workers to address unexpected expenses and protect their retirement savings in quarter ended September 30, 2024. Zero Interest Loans: $3,600 in zero-interest loans to portfolio company workers to manage their cash flow and avoid taking on high-interest debt in quarter ended September 30, 2024. “Third Party Solution Provider is helping me pay unexpected vet bills! I’d like to thank my HR team for this new option we have. It’s really helped me in hard times.” -Employee[3] 11 - $240 is the average loan amount. - Estimated $6,732 in debt prevented by providing workers with an alternative to high-cost lending products. [2] - $111 is the average savings balance per employee - $104 is the average contribution to emergency savings per paycheck among employees The top two purposes cited by portfolio company workers this reporting period for using no-cost assistance were: - Other expenses - Emergency cash ®

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All data is as of September 30, 2024. Past performance is not indicative of future results. Detailed Performance data as well as additional Portfolio & Balance Sheet data is available herein. [1] The per share data was derived by using the weighted average shares of common stock outstanding during the period. [2] On September 20, 2024, the Board of Directors of the BDC declared a regular distribution to stockholders in the amount of $0.28 per share and a supplemental dividend in the amount of $0.05 per share. In the aggregate, the regular distribution and supplemental dividend represents an annualized distribution rate of approximately 8.9%. Past performance is not indicative of future results. [3] A portfolio company is placed on a "watchlist" when its rating is 4 or 5 on an investment rating scale of 1-5. Q3 2024 Highlights 13

Quarter Ended September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 Rows 1 1 1 1 1 Net investment income (Loss) per share [1] $0.22 $0.28 $0.31 $0.31 $0.33 Net realized/unrealized gain (loss) per share $0.05 $0.13 $0.05 $(0.02) $(0.13) Net Realized/Unrealized Gain (Loss) Per Share Earnings (Loss) Per Common Share Distributions declared per share [2] Net Changes from capital share activity $ - $(0.33) $0.20 $(0.01) $(0.30) $0.29 $ - $(0.30) $0.36 $(0.09) $(0.30) $0.41 $ - $(0.20) $0.27 Earnings Per Share Net Asset Value Per Share $14.83 $14.85 $14.91 $14.89 $14.76 Past performance is not indicative of future results. [1] Net Investment Income per share data was derived by using the weighted average shares outstanding during the period. [2] Distributions declared per share data reflects the actual amount of distributions declared during the period. Quarterly Financial Results 14

PREVIOUS_NAV_VALUE Net Investment Income Distributions Declared Net Change In Unrealized Gain/Loss on Investments CURRENT_NAV_VALUE $14.0 $14.2 $14.4 $14.6 $14.8 $15.0 $15.2 $15.4 $(0.13) $(0.33) $14.76 $0.33 $14.89 Note: - The Per Share data was derived by using the weighted average shares of common stock outstanding during the period. - Please see the BDC’s November 2024 Form 10-Q filing for more detailed information relating to investment income. NAV Per Share Bridge over Previous Quarter 6/30/2024 NAV 9/30/2024 NAV 15

Portfolio Highlights - New Originations

	Quarter Ended				
	Sep, 2023	Dec, 2023	Mar, 2024	June, 2024	Sep, 2024
Portfolio Funds (Dollars in 000s)					
New Investment Commitments	$45,250	$161,802	$84,813	$119,500	$17,859
Exit and Sales of investments [1]	($2,940)	$ -	$ -	$ -	$ -
Net Funds Growth [2]	$42,310	$100,119	$55,532	$91,787	$43,687
Asset Mix of New Investments					
Senior Secured	96.0%	97.0%	100.0%	98.3%	94.3%
Unitranche	-	-	-	-	-
Junior Debt [3]	-	0.6%	-	-	-
Equity And Other Investments	3.7%	2.4%	-	1.7%	5.7%
Portfolio Rotation - Debt Investments					
Wt. Avg. Rate On New Investments [4]	10.1%	12.1%	12.3%	11.6%	10.3%
Wt. Avg. Spread Over The Applicable Base Rate Of New Floating Rate Investments [5]	S+6.53%	S+6.56%	S+6.85%	S+6.12%	S+6.09%
Wt. Avg. Interest rate on investments that paid-off	N/A	N/A	N/A	N/A	N/A

[1] Includes commitment reductions.
[2] Net funds growth includes the impact of new and upsized investments and exits of investments as noted in the table above, as well as other variables.
[3] Junior debt comprises subordinated debt and second lien loans.
[4] Weighted average interest rate on new loan investments is based on the contractual interest rate at the time of funding.
[5] Weighted average spread over the applicable base rate of new floating rate loan investments is based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR and Prime. For variable rate loans that have a SOFR and Prime Rate Option, the SOFR spread was used in the calculation. For variable rate loans that only have a Prime rate option, the Prime spread was used.

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Portfolio Composition as of September 30, 2024

Portfolio Companies	Fair Value	Avg FMV/PortCo	First Lien Loans	Floating Rate Loans
29	$461.2M	$15.9M	97.7%	96.6%
Average EBITDA (Portfolio Weighted Average)	**Net Leverage** (Portfolio Weighted Average)	**Interest Coverage** (Portfolio Weighted Average)	**LTV** (Portfolio Weighted Average)	**Floating Spread** (Portfolio Weighted Average)
$24.9M	3.8x	2.4x	44.3%	6.7%
Weighted Average Duration (years) [1]	**Weighted Average # of Covenants**	**Watchlisted Rate [2]**	**Non-Accrual Rate**	**FMV/Par**
3.5	2.0	0.0%	0.0%	99.1%

Weighted average calculation is based on the fair value of the portfolio company investments. Net leverage and LTV statistics include debt that is both senior and pari-passu to the tranche of debt owned by the investment vehicle.

Top 10 Portfolio Exposures (at fair value)



M&S Acquisition Corporation
$42.3M (9.2%)
160 Driving Academy [4]
$39.9M (8.7%)
Dance One Holdings LLC
$36.8M (8.0%)
Best Friends Pet Care Holdings Inc
$32.0M (6.9%)
Global K9 Companies LLC
$27.2M (5.9%)
Direct Digital Holdings LLC
$26.9M (5.8%)
Rotolo Consultants Inc
$20.3M (4.4%)
MSPB MSO, LLC
$20.0M (4.3%)
Zero Waste Recycling LLC
$19.1M (4.1%)
Better Car People
$18.1M (3.9%)

Top 10 Industry Exposures [3]



Commercial Services & Supplies
$66.6M (14.4%)
Professional Services
$42.3M (9.2%)
Road & Rail
$39.9M (8.7%)
Interactive Media & Services
$36.8M (8.0%)
Construction & Engineering
$33.3M (7.2%)
Specialized Consumer Services
$32.0M (6.9%)
Media
$26.9M (5.8%)
Water Utilities
$23.5M (5.1%)
Health Care Equipment & Servic..
$20.0M (4.3%)
Application Software
$18.1M (3.9%)

Portfolio by Region



Cascade
$17.7M
Great Lakes
$71.8M
Four Corners
$38.3M
Far West
$84.1M
Mid-Atlantic
$68.4M
Gulf Coast
$83.7M
© Mapbox © OSM

Portfolio Build-Up Timeline



# of Portcos
FMV (M)
2
2
2
5
9
11
12
19
22
26
29
40.6M
40.8M
48.1M
84.0M
113.4M
132.7M
170.3M
273.6M
331.4M
422.4M
$461.2M
2022 Q1
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
2024 Q2
2024 Q3

*Lafayette Square BDC's reporting period as of September 30, 2024 and underlying portfolio company financial data as of 09/30/2024. Company information is derived from the portfolio management infrastructure tools, WSO, Tableau & iLevel.
[1] Weighted Average Duration of Portfolio represents the time to reach maturity.
[2] A portfolio company is placed on a "watchlist" when its rating is 4 or 5 on an investment rating scale of 1-5.
[3] Based on GICS industry codes.
[4] 160 Driving Academy also known as Rock Gate Capital, LLC.

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Sep, 23 Dec, 23 Mar, 24 June, 24 Sep, 24 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 13.2% 12.7% 8.1% 5.4% 8.1% 8.2% 12.4% 12.8% 4.6% 11.8% 5.3% 6.9% 8.9% 5.4% 5.4% 6.5% 7.1% 6.6% 7.2% Note: - Weighted Average Yield at amortized cost and fair value of the portfolio. Does not represent the total return to stockholders. - SOFR data source: https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html - Weighted Average Cost of Debt is calculated as (a) the actual amount of interest expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. Portfolio Economic Analysis of Interest Rates 18

Quarterly Statements of Assets and Liabilities

(Dollar amounts in 000s, except share and per share data)	Quarter Ended				
	Sep, 2023	**Dec, 2023**	**Mar, 2024**	**June, 2024**	**Sep, 2024**
	(unaudited)	(audited)	(unaudited)	(unaudited)	(unaudited)
Assets					
Investments, at fair value	$170,278	$273,593	$331,407	$422,365	$461,154
Cash and cash equivalents	$82,219	$109,771	$73,235	$99,352	$216,880
Deferred financing costs	$1,240	$1,094	$1,212	$3,892	$7,234
Interest receivables	$707	$961	$1,054	$1,824	$1,797
Due from affiliate	$ -	$ -	$ -	$ -	$130
Other assets	$115	$407	$421	$1,237	$1,214
Total Assets	$254,559	$385,826	$407,329	$528,670	$688,409
Liabilities					
SBA-guaranteed debentures	$31,000	$31,000	$38,400	$82,500	$165,005
Secured borrowings	$23,400	$27,500	$36,960	$75,000	$147,000
Reverse repurchase agreement	$ -	$ -	$ -	$20,355	$10,996
Accounts payable and accrued expenses	$1,244	$1,277	$947	$894	$1,105
Distributions payable	$2,614	$3,937	$6,475	$6,738	$7,460
Deferred revuene payable	$ -	$ -	$ -	$5,411	$4,404
Due to affiliate	$1,192	$123	$157	$29	$97
Management fee payable	$431	$605	$742	$872	$1,147
Incentive fee payable	$535	$565	$1,169	$1,213	$1,312
Administrative services fee payable	$251	$885	$500	$ -	$ -
Interest and financing payable	$148	$695	$141	$1,287	$789
Income tax payable	$ -	$ -	$ -	$ -	$156
Total Liabilities	$60,815	$66,587	$85,491	$194,299	$339,471
Total Net Assets	$193,744	$319,239	$321,838	$334,371	$348,938
Total Liabilities and Net Assets	$254,559	$385,826	$407,329	$528,670	$688,409
Net Asset Value per Share	$14.83	$14.85	$14.91	$14.89	$14.76
Asset coverage ratio	456.1%	645.7%	527.1%	288.0%	320.9%
Number of shares of common stock outstanding	13,068,112	21,502,768	21,584,341	22,458,336	23,633,167

Note: Please see the BDC's November 7, 2024 Form 10-Q filing for more information regarding Assets and Liabilities.

19

Quarterly Operating Results[2]

(Dollar amounts in 000s, except share and per share data)	Quarter Ended				
	Sep, 2023	Dec, 2023	Mar, 2024	June, 2024	Sep, 2024
	(unaudited)	(audited)	(unaudited)	(unaudited)	(unaudited)
Investment Income					
Interest income	$5,723	$7,378	$10,552	$12,350	$14,331
Dividend and fee income	$18	$42	$213	$340	$233
Total Investment Income	$5,741	$7,420	$10,765	$12,690	$14,564
Expenses					
General and administrative expenses	$601	$650	$414	$841	$410
Interest and financing expenses	$307	$856	$922	$1,625	$2,714
Professional fees	$449	$571	$293	$678	$715
Administrative services fee	$251	$885	$506	$500	$500
Management fee	$431	$605	$742	$872	$1,147
Directors' fees	$80	$80	$80	$80	$80
Organizational costs	$46	$ -	$ -	$ -	$ -
Incentive fee – net investment income	$535	$565	$1,169	$1,213	$1,312
Income tax expense	$ -	$ -	$ -	$ -	$236
Expense support reimbursement	$123	$ -	$ -	$ -	$ -
Total Expenses	$2,823	$4,212	$4,126	$5,809	$7,114
Net Investment Income after Tax	$2,918	$3,208	$6,639	$6,881	$7,450
Net Gain (Loss) on Investments					
Net realized gain (loss) on investments	$ -	$ -	$ -	$ -	$ -
Net unrealized appreciation (depreciation) on investments	$558	$1,472	$1,229	($400)	($2,847)
Net gain (loss) on investments	$558	$1,472	$1,229	($400)	($2,847)
Provision for taxes on realized gain and unrealized appreciation on investments	$ -	$ -	$ -	$ -	$ -
Net Increase (Decrease) in Net Assets Resulting from Operations	$3,476	$4,680	$7,868	$6,481	$4,603
Per Share Data [1]					
Net Investment Income Per Share	$0.22	$0.28	$0.31	$0.31	$0.33
Earnings (Loss) Per Share	$0.27	$0.41	$0.36	$0.29	$0.20
Distributions declared and paid	$2,613,622	$3,936,605	$6,475,302	$6,737,500	$7,459,833
Weighted average shares of common stock outstanding	13,053,832	10,910,180	21,581,652	22,178,576	22,614,966

[1] Per Share Data calculated based on the daily weighted average shares outstanding during the period presented.
[2] Presentation of the table is provided to either expand or combine income and expense items as related to the quarterly Form -10Q filings for the respective periods ending.

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$408.2M Closed Commitments Equity [1] $342.9M Called Commitments $65.3M Uncalled Commitments BDC Liquidity as of September 30, 2024 [1] As of September 30, 2024, the BDC has received $473.7 million in signed subscription documents. However, due to investor concentration limits agreed to with certain investors, we have only accepted approximately $408.2 million to date. [2] Reflects current financing arrangements, including $150 million commitment from the ING Credit Facility, with potential expansion up to $250 million through an uncommitted accordion feature, contingent on additional lenders. As of September 30, 2024, the SBIC has fully drawn $165 million in SBA commitments and can borrow up to $175 million in SBA debentures with at least $87.5 million in regulatory capital. Additionally, we can access up to $175 million through our SSBIC, provided it is sufficiently capitalized to qualify for SBA debentures. [3] Reflects current financing arrangements, encompassing current outstanding balances of Credit Facilities of $150 million, SBA commitments of $165 million, and Repurchase Obligations of $11 million. Lafayette Square USA, Inc. has $285.1 million of available liquidity including cash & cash equivalents and financing facilities. $326.0M Commited [3] Debt [2] $323.0M Drawn $3.0M Undrawn $734.2M Committed Overall $665.9M Drawn $68.3M Undrawn $216.9M Cash & Cash Equivalents $285.1M Available Liquidity 21

Date Declared Record Date Payment Date Frequency Total Amount Total DRIP Shares Total Shares 4/21/2023 4/21/2023 5/15/2023 Quarterly $1,292,331 30,168 8,615,541 6/23/2023 6/23/2023 8/14/2023 Quarterly $1,296,856 29,859 8,645,710 9/29/2023 9/29/2023 11/13/2023 Quarterly $2,613,622 53,904 13,068,112 12/13/2023 12/12/2023 1/4/2024 Quarterly $3,936,605 81,573 13,122,016 3/26/2024 3/22/2024 5/6/2024 Quarterly $6,475,302 140,901 21,584,341 6/28/2024 6/25/2024 8/6/2024 Quarterly $6,737,500 147,220 22,458,336 9/25/2024 9/24/2024 11/4/2024 Quarterly $7,459,833 164,271 23,797,438 Distributions Data [1] Sep, 23 Dec, 23 Mar, 24 June, 24 Sep, 24 $0M $2M $4M $6M 0.0% 2.0% 4.0% 6.0% 8.0% $2,613,622 $3,936,605 $6,475,302 $6,737,500 $7,459,833 [1] Subject to the discretion of and as determined by the Board of Directors, the BDC will authorize and declare ordinary cash distributions on a quarterly basis, based upon the earnings estimated by management. Net realized capital gains, if any, are distributed to shareholders at least annually, although the BDC can retain such capital gains for investment in its discretion. Common Stock and Distribution Information 22 5.4% 8.2% 8.1% 8.1% 8.9%

Portfolio Company Investment Type Issuer Deal Type Commitment Par Amount Funded/ Units Held Base Rate Spread All-in-rate 3360 Frankford LLC Structured Equity Note New $2,459 $2,459 N/A Capital City LLC 1st lien senior secured DDTL New $2,500 - N/A 1st lien senior secured term Loan New $500 $500 8.00% LC Hospitality LLC 1st lien senior secured term Loan New $9,400 $9,400 5.50% M&S Acquisition Corporation 1st lien senior secured term Loan Upsizing/Existing $3,000 $3,000 4.61% Best Friends Pet Care Holdings Inc 1st lien senior secured DDTL Existing $9,569 $9,569 6.45% Cafe Zupas, L.C. 1st lien senior secured DDTL Existing $334 $334 7.00% CentralBDC Enterprices, LLC Revolver Existing $211 $211 5.00% Dance One Holdings LLC Revolver Existing $3,304 $3,304 7.00% MSPB MSO, LLC 1st lien senior secured DDTL Existing $8,222 $8,222 5.75% Revolver Existing $1,695 $1,695 5.75% National Carbon Technologies - California, LLC Bonds Existing $3,400 $3,400 12.25% Trilon Group LLC 1st lien senior secured DDTL Existing $1,254 $1,254 5.50% Revolver Existing $105 $105 5.50% N/A N/A 12.81% 10.10% 11.37% 11.97% 12.67% 9.85% 12.21% 10.35% 10.35% 12.25% 10.82% 10.93% Quarter Ended September 30, 2024 (Dollars in 000s) Investment Activity 23

24 Important Information This presentation should be read in conjunction with the BDC's quarterly Form 10-Q which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2024, which summarizes certain financial and performance information for the fiscal quarter ended September 30, 2024. The results for the nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the full fiscal year, any other interim period, or any future year or period. [1] "Working Class" and “Working Class Areas” refers to low- and moderate- income (“LMI”) areas, Empowerment Zones, as defined in the Empowerment Zones and Enterprise Communities Act of 1993, as amended (“Empowerment Zones”), Opportunity Zones, as defined in the U.S. Tax Cut and Jobs Act of 2017 (“Opportunity Zones”), and/or areas targeted by a government entity for redevelopment or to revitalize or stabilize designated disaster areas. LMI is defined under applicable CRA regulation as (i) an individual, family or household, if their income is less than 80% of the Area Median Income as reported by the Federal Financial Institutions Examination Council at https://www.ffiec.gov/Medianincome.htm [ffiec.gov] (or such other industry recognized source as may be determined by the Adviser) and (ii) a census tract, if it is identified as low-to-moderate income by the Federal Financial Institutions Examination Council at https://geomap.ffiec.gov/ffiecgeomap/ (or such other industry recognized source as may be determined by the Adviser). We may use the terms "LMI", "underserved" and "working class" interchangeably. [2] Bureau of Labor Statistics, March 2024. [3] PYMNTS & Lending Club, January 2023. [4] Bureau of Labor Statistics, December 2023. [5] Lafayette Square analysis of U.S. Securities and Exchange Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) database of BDC portfolio companies as of Q2 2024. The Federal Financial Institutions Examination Council's (FFIEC) defines middle to upper income as median family incomes making greater than 80% of the area median income. Estimate includes BDC portfolio companies which Lafayette Square has addresses. [6] Raymond James, BDC Overlap 2Q24 [7] Portfolio Company Human Capital Data is reflective of the portfolio companies participating in quarterly KPI reporting, eight in total as of September 30, 2024. For those portfolio companies who did not agree to provide census data, job totals are based on data provided by such portfolio companies at time of transaction. Some of the displayed metrics rely on feedback on certain employee data points from our portfolio companies. We cannot guarantee the accuracy of the information provided to us by our portfolio companies and the metrics used by different portfolio companies to calculate the information that they provide to us may differ significantly as between such portfolio companies. [8] Change Since Initial Investment Average is taken as the average of all portfolio companies' change in turnover, medical care participation or retirement participation since the BDC's initial investment, otherwise known as deal close date, with the portfolio company. Where data wasn't available in the same quarter as the initial investment, the next available quarter's data was used. Based on 9 of 29 portfolio companies’ current human capital data made available to Lafayette Square. [9] Lafayette Square’s 2030 goals to (1) increase employment opportunities (by helping businesses create and/or retain 100,000 working class jobs, and 150,000 jobs overall), (2) provide significant managerial assistance to small and middle-market companies (by incentivizing at least 50% of our borrowers to adopt Worker Solutions) and (3) encourage economic growth in working class communities (by investing at least 50% of our portfolio in borrowers who are either located in working class communities or are substantial employers of working class people.) [10] Lafayette Square seeks to improve the retention, well-being, and productivity of employees by connecting portfolio companies with third-party service providers that deliver workplace benefits and/or advisory support ("Third-Party Solution Providers") through Lafayette Square's services platform, “Worker Solutions®”. Worker Solutions® inputs represents results from services offered by 4 of 6 third-party solutions providers adopted by Lafayette Square portfolio companies and HR policy changes implemented by portfolio companies. Results from (i) Vault, a third party-solution provider, are not included as services have not yet been utilized by workers and (ii) Esusu, a third-party solution provider, are not included as services are provided to residents of the portfolio companies and not employees thereof. [11] Cumulative savings through SunnyDay Fund, a third-party solution provider, among 118 individual total users across two portfolio companies. 1,555 workers combined across the two portfolio companies have access to the service.

25 Important Information [12] Cumulative debt prevented through third-party solution provider HoneyBee, resulting from 142 total workers across two portfolio companies and 1,555 workers total with access to the service. Savings relative to high-cost lending products calculated by using the average payday loan APR (~400%), average loan amount of $215, and an assumed 5-month repayment period (the average time it takes to repay payday loans). https://www.incharge.org/debt-relief/how-payday-loans-work/ [13] HR changes occurred among two portfolio companies, resulting in a cumulative 264 total workers now with access to services resulting from the policy changes. [14] A total of 43 workers are building their credit scores via rent reporting through third-party solution provider Boom, with 620 workers having access to the services across one portfolio company. Credit building metrics from Esusu are not included as services are currently only offered to an affiliated project of a Lafayette Square portfolio company and not to employees of the portfolio company. [15] A total of seven workers at one portfolio company have cumulatively participated in 42 1:1 financial coaching sessions through TrustPlus, a third-party solution provider. 95 Total workers have access to the service at the portfolio company. [16] On September 20, 2024, the Board of Directors of the BDC declared a regular distribution to stockholders in the amount of $0.28 per share and a supplemental dividend in the amount of $0.05 per share. In the aggregate, the regular distribution and supplemental dividend represents an annualized distribution rate of approximately 8.9%. Past performance is not indicative of future results. [17] Lafayette Square rewards portfolio companies with an interest rate stepdown when they adopt services from third party solution providers and/or implement policy changes to existing workplace benefits (defined as “Qualifying Human Capital Investments”) that we believe will enhance employee well-being and improve retention. [18] Weighed Average Yield is only one component of expected performance and is not and should not be viewed as a statement of the future performance of the BDC. Past performance is not indicative of future results. Yield of Assets in the portfolio is not indicative of the return or distribution rate received by investors. [19] Portfolio Company Human Capital Data is reflective of the portfolio companies participating in quarterly KPI reporting, nine in total as of September 30, 2024. For those portfolio companies who did not agree to provide census data, job totals are based on data provided by such portfolio companies at time of transaction. [20] National median income data is from the U.S. Census Bureau - 2022 American Community Survey. This is the most recent data available as of March 2024. Median family income is used to calculate individual LMI per CRA guidelines. The metric is included at the national level to serve as a similar, but not exact, comparison. [21] Turnover rate is calculated by dividing the total terminations for the calendar year by the average number of employees who worked during or received pay for the calendar year. National turnover includes private employee data from the U.S. Bureau of Labor Statistics - Job Openings and Labor Turnover Survey. [22] Medical Care Benefits are plans that provide services or payments for services rendered in the hospital or by a qualified medical care provider. Participation is calculated from the unrounded percentage of workers who participate in the plan. National average is private industry from the U.S. Bureau of Labor Statistics - National Compensation Survey. [23] Retirement Benefit plans includes defined benefit pension plans and defined contribution retirement plans. Participation is calculated from the unrounded percentage of workers who participate in the plan. 366 employees from portfolio companies who did not provide retirement benefits data to the Company were not included in this calculation. The national average is private industry from the U.S. Bureau of Labor Statistics - National Compensation Survey.

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